Exhibit 10.36
Dear Friends of Heritage — Crystal Clean, Inc. (HCCI):
     In connection with HCCI’s initial public offering (“IPO”) of its common stock, the company is offering a total of 1,200,000 shares of common stock to The Heritage Group, the stockholders of BRS-HCC Investment Co., Inc. and persons designated by The Heritage Group and such stockholders, at the initial public offering price as described further in the enclosed Preliminary Prospectus dated _________, 2008. We refer to this offering as the “Direct Placement.” You have been included in a group of the persons that will be given the opportunity to purchase shares of HCCI common stock at the initial public offering price in the Direct Placement. The Direct Placement will occur simultaneously with the IPO.
     The decision whether to purchase shares in the company is totally discretionary on your part, and there is absolutely no obligation to do so.
The following documents are enclosed for your use if you should decide that you would like to purchase some shares:
1.	Preliminary Prospectus for the Direct Placement dated _________, 2008;

2.	A Subscription Agreement — which must be completed and submitted if you are interested in buying shares of HCCI common stock in the Direct Placement;

3.	A Share Lock-Up Agreement — which must be submitted if you are interested in buying shares of HCCI common stock in the Direct Placement (Please see the Plan of Distribution section of the Preliminary Prospectus for additional details); and

4.	A postage-paid return envelope.
If, after reading the enclosed materials, you wish to purchase shares through participation in the Direct Placement, complete and return to LaSalle Bank National Association the following:
•	the Subscription Agreement signed by you,

•	the Share Lock-Up Agreement signed by you, and

•	a check for your Subscription Amount.
These documents, including the payment of your Subscription Amount, must be received by LaSalle Bank National Association, no later than _________, 2008. Faxes may be used for document submissions by the deadline of _________, 2008, but originals must be received promptly thereafter and, in any event, COPIES OF THE REQUIRED DOCUMENTS AND PAYMENT IN FULL OF YOUR SUBSCRIPTION AMOUNT MUST BE RECEIVED BY LASALLE BANK NATIONAL ASSOCIATION NO LATER THAN [    ]:00 P.M. CENTRAL STANDARD TIME ON , 2008.
The offering is expected to be priced the week of _________, 2008.
We cannot assure that you will receive any shares even if you complete all of these materials and return them on a timely basis.
Subscription Agreements (if you choose to submit one) can be withdrawn by submitting a written request to withdraw at any time prior to acceptance by the Company. Should you wish to withdraw your Subscription Agreement, or have questions regarding this program, please contact:

The Company’s dedicated fax number:
(847)     -
The Company’s dedicated Direct Placement team includes:
[                  ] at (847)     -
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, offers may not be accepted, and no part of the purchase price can be received by HCCI (as opposed to LaSalle Bank National Association) prior to the time the registration statement becomes effective. Any Subscription Agreement to buy may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to reaffirmation notice given after effectiveness. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. A Subscription Agreement in response to this letter will involve no obligation or commitment of any kind prior to the effectiveness of the registration statement.

1

SUBSCRIPTION AGREEMENT
Heritage-Crystal Clean, Inc.
2175 Point Boulevard
Suite 375
Elgin, Illinois 60123
Ladies and Gentlemen:
     The offer and sale of the common shares, par value $0.01 per share (the “Shares”), of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Investor”) is being registered under the Securities Act of 1933, as amended (the “Securities Act”), as described in the preliminary prospectus, subject to completion, dated _________, 2008 (the “Prospectus”).
     The Investor hereby agrees as follows:
I. IRREVOCABLE SUBSCRIPTION FOR SHARES.
A. The Investor irrevocably subscribes for and agrees to purchase up to the whole number of Shares obtained by dividing the Investor’s payment hereunder (the “Subscription Amount”), by the per share IPO price on the terms provided for herein. [For Investors designated by The Heritage Group, the preceding sentence to be replaced by the following: “Investor irrevocably subscribes for and agrees to purchase the 2,000 Shares that will be funded by The Heritage Group on Investor’s behalf using Investor’s share of the proceeds of a distribution from the Heritage Group to its partners, plus the whole number of Shares obtained by dividing the payment, if any, to be made by Investor hereunder (the “Subscription Amount”), by the initial public offering price per Share on the terms provided for herein.”] In the Prospectus, we have assumed that the per share IPO price will be $11.50, the midpoint of the estimated price range shown on the cover page of the Prospectus; however, the actual per share IPO price will be determined by the Company and the underwriters in the IPO and may differ from these expectations. The Investor has been provided with a copy of and has had an opportunity to review the Prospectus.
B. The Investor understands and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in any part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of a partial acceptance of the subscription, the portion of the Subscription Amount not accepted will be returned promptly to the Investor, and the term Shares, as used herein, shall be reduced to take into account the reduced Subscription Amount. In the event of rejection of the entire subscription, the Subscription Amount will be returned promptly to the Investor along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect. In the event that the Company has not accepted or rejected the subscription or any portion thereof prior to [    ]:00 p.m. central standard time on _________, 2008, the portion of the Subscription Amount which has not been accepted or rejected will be deemed to have been rejected on such date and will be returned promptly to the Investor.
C. The Investor understands that no fractional Shares will be issued, and that the dollar amount corresponding to any fractional Share which the Investor would otherwise be entitled to purchase hereunder will be returned promptly to the Investor.
II. PAYMENT BY THE INVESTOR.
     Concurrently with the delivery of this Subscription Agreement to the Company on or before the pricing of the IPO, which is expected to occur no later than March ___, 2008 (the “Offering Date”), the Investor will deposit the Subscription Amount. Payment of the Subscription Amount in immediately available funds for the Shares must be received prior to [    ]:00 P.M. Central Standard Time on _________, 2008. Please refer to the payment instructions under the heading “Payment Procedures” below.

III. REPRESENTATIONS AND COVENANTS OF THE INVESTOR.
A. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or other undertaking to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of such entity’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.
B. The Investor hereby (i) acknowledges that the Company and others will rely upon the Investor’s confirmations, acknowledgments, agreements and binding commitment to purchase Shares, and (ii) agrees that the Company is entitled to rely upon this agreement and the terms, representations and warranties hereof.
IV. GENERAL
A. Acknowledgement and Release of Placement Agents. The Investor understands and acknowledges that the Investor is purchasing the Shares directly from the Company and not from William Blair & Company, L.L.C. or Piper Jaffray & Co. (collectively, the “Placement Agents”). The Investor is aware and agrees that neither Placement Agent made any representations, declarations or warranties to the Investor regarding the Company or its offering of the Shares. The Investor further acknowledges and agrees that neither Placement Agent offered to sell, or solicited an offer to buy, any of the Shares that the Investor proposes to acquire from the Company hereunder. The Investor hereby releases each of the Placement Agents, their respective directors, executive officers and each other person, if any, who controls or is controlled by either Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon the sale of the Shares by the Company or the actions of the Placement Agents in connection therewith.
B. Severability. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.
C. Binding Effect. This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.
D. Transferability. Neither this Subscription Agreement nor any rights that may accrue to an Investor hereunder may be transferred or assigned.
E. Choice of Law. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
[Remainder Of This Page Has Been Intentionally Left Blank]

     IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below.
Date:_______________, 2008

Signature

Name of Investor (Name in which the Shares are to be Registered)
If the Investor is an individual, the Investor’s State/Providence of Residence is:

If the Investor is a corporation, partnership trust or other legal entity it:
•	is organized under the laws of:___________________________________________;

•	has its principal place of business in:______________________________________; and

•	was formed for the purpose of:___________________________________________.

Investor’s Social Security Number or Taxpayer Identification Number:

(Please indicate name and capacity of person signing above if the Investor is other than a natural person.)
Residence or Principal Place of Business Address:

Street

City, State, Zip Code
Attn:

SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the certificate for the Shares are to be sent to someone other than the Investor to whom the Shares are to be registered (e.g., to the Investor’s brokerage account).
Mail the certificate for the Shares to:
Name:

Address:

Contact Information for Delivery Instructions:
Name: ________________________________
Phone Number: _________________________

Subscription Amount (subject to reduction by the Company): $_____________________ 1

[1]	Replace this line with the following for Investors designated by The Heritage Group:
     Please select one of the following choices:
          (1) I would like to only subscribe for 2,000 Shares, or
[Footnote continued on next page]

PAYMENT PROCEDURES
You must pay the Subscription Amount by check or wire transfer. Money orders cannot be accepted under any circumstances. All checks should be made payable to LaSalle Bank National Association. Please mail the checks to LaSalle Bank National Association or wire immediately available funds to LaSalle Bank National Association pursuant to the wire instructions set forth [                ].
IMPORTANT: A COMPLETED COPY OF THIS SUBSCRIPTION AGREEMENT AND THE FULL SUBSCRIPTION AMOUNT MUST BE RECEIVED BY LASALLE BANK NATIONAL ASSOCIATION NO LATER THAN [    ]:00 P.M. CENTRAL STANDARD TIME ON _________, 2008. THE INVESTOR ACKNOWLEDGES THAT THE COMPANY MAY REJECT THIS SUBSCRIPTION FOR ANY REASON OR FOR NO REASON, INCLUDING, WITHOUT LIMITATION, INVESTOR’S FAILURE TO COMPLETE AND RETURN THESE MATERIALS AND DELIVER THE FULL SUBMISSION AMOUNT TO LASALLE BANK NATIONAL ASSOCIATION PRIOR TO [    ]:00 P.M. CENTRAL STANDARD TIME ON _________, 2008.

[Footnote continued from previous page]
          (2) I would like to subscribe for 2,000 Shares, plus an additional Subscription Amount (subject to reduction by the Company) of $____________.

IN WITNESS WHEREOF, Heritage-Crystal Clean, Inc. has accepted this Subscription Agreement for _________ Shares as of the date set forth below.

Date: _______________, 2008	HERITAGE-CRYSTAL CLEAN, INC.
By:
Name:
Title: